SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2009

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39400 Woodward Avenue Suite 130 Bloomfield Hills, Michigan		48304
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 248-631-5450

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2009, TriMas Corporation, a Delaware corporation (the “Company”), announced that its Board of Directors appointed David M. Wathen to succeed Grant H. Beard as President and Chief Executive Officer of the Company, effective immediately.  Concurrently, Mr. Beard resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors.  Mr. Wathen will also join the Company’s Board of Directors.

Mr. Wathen, 56 years old, has served in senior leadership positions at several industrial companies including Eaton Corporation where he functioned as Chief Executive Officer of a large free-standing subsidiary, Allied Signal Corporation where he served as president of the Frictions Materials Division, Emerson Electric Company where he served as president of its U.S. Electrical Motors Division and General Electric Company where he held a variety of managerial positions.  Most recently, he served as President and Chief Executive Officer of the North American Operations of Balfour Beatty Inc., a leading, publicly-traded UK-based engineering, construction, services and investment business.

A copy of the offer letter agreement (the “Letter Agreement”) with Mr. Wathen providing the compensation and related benefits to Mr. Wathen during his employment with TriMas is attached hereto as Exhibit 10.1.  Mr. Wathen also will be eligible to receive the benefits of the TriMas Executive Severance / Change of Control Policy (“Severance Policy”), a copy of which was filed with the Commission on November 10, 2008.  In connection with Mr. Wathen’s employment, TriMas intends to enter into a written indemnification agreement with Mr. Wathen in the form of TriMas’ standard indemnification agreement for officers and directors.

Although Mr. Beard’s separation agreement with the Company has not been finalized, the Company currently expects that it will provide: (a) continuation of  Mr. Beard’s annual base salary for a period of 24 months, less applicable taxes and withholdings and paid in accordance with the Company’s payroll schedule over 24 months; (b) a cash bonus of $875,000, which is equal to one year’s bonus at Mr. Beard’s target level, payable in equal installments over 24 months; (c) coverage under the Company’s group health, dental and prescription benefit plans, with the Company reimbursing the premium for up to 24 months; and (d) executive level outplacement services for up to 12 months. As a condition to receiving these severance payments, Mr. Beard will be required to agree to a customary release of claims and a 24 month non-competition and non-solicitation covenant.   It is a condition to Mr. Beard’s resignation that if the Company and Mr. Beard are unable to reach agreement on a separation agreement on the terms outlined above within 21 days, then Mr. Beard will instead receive severance payments and benefits in accordance with the Severance Policy on a “terminated without cause” basis, which payments and benefits are substantially the same as those outlined above for the expected separation agreement, and subject to Mr. Beard agreeing to a customary release of claims and a 24 month non-competition and nonsolicitation covenant.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits	:

Exhibit 10.1 - Offer Letter from TriMas Corporation to David M. Wathen, dated January 12, 2009

Exhibit 99.1 - Press release of TriMas Corporation, dated January 13, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 13, 2009

TRIMAS CORPORATION
(Registrant)

By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 10.1 - Offer Letter from TriMas Corporation to David M. Wathen, dated January 12, 2009

Exhibit 99.1 - Press release of TriMas Corporation, dated January 13, 2009